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EXHIBIT 5.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form F-10 of Wheaton River Minerals Ltd. of our report dated 10 February 2003 relating to the financial statements of Peak Gold Mines Pty Limited, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants
Melbourne, Australia
28 February 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS